Eastside Distilling Appoints Lawrence Firestone as

Chief Executive Officer

PORTLAND, Ore., November 13, 2019 – Eastside Distilling, Inc. (NASDAQ: EAST) today announced the appointment of Lawrence Firestone as the Company’s new Chief Executive Officer.

Paul Shoen, Chairman of Eastside Distilling, commented, “The Board is pleased to appoint Larry Firestone as its new Chief Executive Officer. Larry brings a ‘hands-on’ leadership style, with a focus on teamwork, continuous improvement, cost reductions, and process optimization. His success in directing fast growing public companies will serve Eastside well as we continue to execute on our strategic business plan and drive shareholder value.”

“I am excited to lead Eastside Distilling as we execute on our current strategic plans to advance our national platform, including the continued expansion of our Redneck Riviera Whiskey and Burnside lineups, and integration of our newly acquired Azuñia Tequila brand,” commented Mr. Firestone. “Over the past couple of years, the team at Eastside has created one of the industry’s fastest growing, fully integrated spirits platforms. I am confident we can build upon the success the Company has had to date, while developing strategies that can enhance value for shareholders.”

Mr. Firestone has over 35 years of enterprise, operations and financial management experience in both public and private companies, with tenures as CEO, CFO and COO across multiple industry sectors. Mr. Firestone most recently served as Executive Vice President and Chief Financial Officer of Akonni Biosystems, a privately-held developer of molecular diagnostic platforms; and as Chairman of FirePower Technology, a privately held manufacturer of ATX power supplies for the IT and instrumentation markets. In the public company sector, Mr. Firestone has served as Chief Executive Officer of Qualstar Corporation, Chief Financial Officer of Advanced Energy Industries, and Chief Financial Officer of Applied Films Corporation. He has served on numerous Boards including those of Qualstar, CVD Equipment, Amtech Systems, and Hyperspace Communications. Mr. Firestone received his Bachelor of Science in Business Administration with a concentration in Accounting from Slippery Rock University of Pennsylvania.

Mr. Firestone joined Eastside’s Board in September 2019 and will continue to serve as a director of the Company.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST), founded in 2008, has developed, matured, perfected or acquired, then launched many award-winning spirits, while evolving to meet the growing demand for quality products and services associated with the burgeoning craft and premium beverage trade. The Company’s portfolio includes Redneck Riviera Whiskey, a partnership with John Rich, the multi-platinum country-music artist and one-half of the award-winning duo Big & Rich, the Quercus Garryana barrel-finished Burnside Whiskey family, Azuñia Organic Tequilas, Hue-Hue Cold Brewed Coffee Rum, Portland Mule canned cocktails, Outlandish CBD Seltzers and Tonics, and others. The Company is honored to give a percentage of sales proceeds on Redneck Riviera products to Folds of Honor, a charitable foundation that awards scholarships to spouses and children of fallen veterans. In addition to the Company’s branded products, the Company has strategically enhanced its capabilities to bring new and trending products to the market, including its Craft Canning + Bottling subsidiary, which is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners. For more information visit: www.eastsidedistilling.com or follow the company on Twitter and Facebook.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue, and profitability. The Company assumes no obligation to update the cautionary information in this release.

Company Contact:	Investor Relations Contact:

Eastside Distilling	Lytham Partners, LLC

(971) 888-4264	Robert Blum

inquiries@eastsidedistilling.com	(602) 889-9700

east@lythampartners.com